UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   (Date of earliest event reported)    April 24, 2007

Qlinks America, Inc.

Colorado	0001216014	90-0138998
(State or other jurisdiction	Commission File Number	IRS Employer
of incorporation		Identification Number

112N. Rubey Dr., Suite 180
Golden, Colorado 80403
Address of principal executive offices

303-328-3290
Telephone number, including area code

______________________________________
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

     On April 24, 2007, Qlinks America, Inc. (“we”, “our”) terminated our Partner Agreement (dated February 28, 2007) with Denver Newspaper Agency (“DNA”). This agreement between Qlinks and DNA was to conduct the necessary research and work efforts to establish the business case, roll-out plan, and solution set for a Denver, Colorado city-wide launch of a multi-channel advertising and coalition loyalty program. This agreement had been based upon our and DNA’s prior partner activities, a joint 4th quarter 2006 pilot, and work efforts during the 1st half of 2007. Qlinks and DNA would then mutually determine the feasibility and time-frame for such a city-wide market launch.

     We terminated this Partner Agreement as it became unlikely that the Agreement would be given the strategic attention we require in the near-term timeframe.

     We will continue to move forward and execute our business plan, though it will not be in association with DNA in the near-term. Our ongoing efforts include the identification, negotiation, and execution of other partnering agreements and market launch strategies that are consistent with our business plan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Qlinks America, Inc.

Dated:    April 25, 2007

By: /s/ James O. Mulford James O. Mulford President and Chief Executive Officer

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